Exhibit 23.1


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K/A of our report, dated February 22, 2002, included in Exhibit 99.1 of the Current Report on Form 8-K/A dated January 1, 2002 of Vornado Realty Trust, filed on March 18, 2002, and to the incorporation of said report into Vornado Realty L.P.'s previously filed Registration Statements File Nos. 333-29013 and 333-40787.


                                                     ARTHUR ANDERSEN LLP

Vienna, Virginia
March 15, 2002